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                                    EXHIBIT I

         SHARE OWNERSHIP BY OFFICERS AND DIRECTORS OF REPORTING PERSONS

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
NAME:                  POSITION:             SHARES HELD:      ACQUISITIONS:
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
Donglei Zhou      Director of Investment      22,500(1)    Open market purchases
                  and Investor Relations                   between December 17,
                   and Secretary to the                    2004 and January 6,
               Board of Directors of Shanda                2005 at a weighted
                                                           average price per
                                                           share of $31.00.
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(1) Donglei Zhou has the sole power to vote, or direct the vote of, as well as dispose, or direct the disposition of, these 22,500 Ordinary Shares.